Exhibit 10.11
FIRST AMENDMENT
TO THE
2009 CASH BONUS PLAN OF
A. SCHULMAN, INC.
WHEREAS, A. Schulman, Inc. (the “Company”) adopted a cash bonus plan (the “Plan”) for certain employees on October 17, 2008; and
WHEREAS, the Company desires to amend the Plan for compliance with Section 409A of the Internal Revenue Code of 1986, as amended, as set forth herein.
NOW, THEREFORE, the company hereby amends the Plan, effective as of December 18, 2008, as follows:
1. The Plan shall be amended by adding the following to the end thereof:
Bonus Payments
Any bonus payment made pursuant to the Plan shall be distributed no later than the 15th day of the third month following the later of (i) the end of the employee’s first taxable year in which such bonus is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) or (ii) the end of the first taxable year of the Company in which such bonus is no longer subject to a substantial risk of forfeiture.
Section 409A of the Code
It is intended that this Plan be exempt from Code Section 409A and the Treasury Regulations promulgated thereunder, and this Plan will be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a participant, and none of the Company or any of its affiliates shall have any liability with respect to any failure to comply with the requirements of Code Section 409A.
IN WITNESS WHEREOF, this Amendment is hereby adopted effective as of the date set forth above.

A. SCHULMAN, INC.

By:	/s/ Paul F. DeSantis

Print Name: Paul F. DeSantis
	Its:	Vice President, Chief Financial Officer and Treasurer
Date: 12/30/2008